EXHIBIT 10.5


           NON CIRCUMVENTION, NON DISCLOSURE & FINDER'S FEE AGREEMENT


                                      * * *


This Agreement is securing a finder's and success fee compensation for facilitating services in Mergers & Acquisitions.


Parties

- Trinity Companies, Inc., a publicly-held United States company having its address at 2526 Durant Avenue, Suite 100, Berkeley, California - USA hereinafter referred to as Trinity, represented by Douglas D. Cole, Chairman and CEO.

     Trinity seeks to acquire technology-enabled training companies and in particular wishes to evaluate the acquisition of Explio N.V. having its address at Guidensporenpark 1A - 9080 Merelbeke a Belgian company specializing in language training and education,

- Acquimmo - Salenko M&A, (Salenko) a Belgian company having its address at Guidensporenpark 1A - 9080 Merelbeke - Belgium with trade registration HR Gent 162.246 hereinafter referred to as the Facilitator represented by Christian De Wilde and Marc Peeters, both directors.


Parties hereto agree as follows :

They will maintain complete confidentiality regarding this M&A transaction and will disclose information only to named parties pursuant to the express written permission of the party who made the information available.

They will not in any way whatsoever, circumvent or attempt to circumvent each other, or any of the parties involved in any of the transaction Parties are desirous of entering into.

They will not disclose the names and addresses, telephone and telefax numbers of any of the contacts revealed by either party to third parties and recognize such contacts as the exclusive property of the respective parties and will not enter into direct negotiation or transactions with such contacts revealed by the other party.


MANDATE

This is by no means a contractual mandate of Trinity to Facilitator to pro-actively seek for an acquisition target. Specifically, this is an agreement to secure information disclosure, to secure a success-& finders fee and to secure our position from being bypassed in an ad-hoc and opportunistic identification process of an appropriate acquisition target.


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As a result, our facilitation services are limited to :
     (i)   identification of an acquisition target;
     (ii)  effectively communicating and exchanging preliminary information;
     (iii) facilitate meetings and introduce Trinity to the acquisition target;


SUCCESS- AND FINDER'S FEE

Upon result expressed as a deal-closing agreement between Trinity and the acquisition target, Trinity will pay Facilitator a success- and finder's fee compensation as a percentage on the total amount or value of the transaction.

Success and finder's Fee : A percentage (%) on the total amount/value of the transaction, upon successful deal-closing i.e. a M&A agreement. Fees are excluding VAT, including all related expenses:

     -    on the amount up to 1,000,000,- Euro                        7%
     -    on the amount between l million Euro and 2 million Euro     5%
     -    on the amount between 2 million Euro and 3 million Euro     4%
     -    on the amount between 3 million Euro and 4 million Euro     3%
     -    on the amount between 4 million Euro and 5 million Euro   2,5%
     -    on the amount above 5 million Euro                          2%


AGREEMENT

Signature on this agreement received by way of fax transmission shall be deemed to be an executed contract agreement enforceable and admissible for all purposes as may be necessary under the terms of the agreement.

All signatories hereto warrant that they have full and complete authority to execute this document for and in the name of the party for which they have given their signature.


ACCEPTED AND AGREED WITHOUT CHANGE by the undersigned legal representatives of the engaging Parties :

Trinity Companies,

Duly represented by Douglas D. Cole, Chairman and Chief Executive Officer.

Date: 12-17-02                   Signature   /s/ Douglas D. Cole
                                           --------------------------


Acquimmo - Salenko M&A,

Duly represented by Christian De Wilde and Marc Peeters, both directors,

Date: 12-17-02                   Signature   /s/ Christian De Wilde
                                           --------------------------

                                 Signature   /s/ Marc Peeters
                                           --------------------------